Exhibit 99.1

Tactile Medical Announces Qui Tam Lawsuit Dropped by Plaintiff

MINNEAPOLIS, MN — February 18, 2022 — Tactile Systems Technology, Inc. (“Tactile Medical”) (Nasdaq: TCMD) announced today that the qui tam lawsuit filed by a competitor has been dropped and dismissed by a federal judge in Texas. The lawsuit challenged the propriety of Tactile Medical’s patient and physician education programs. This dismissal validates Tactile Medical’s longstanding confidence in the validity of our programs. Tactile Medical will not pay any damages, penalties, attorney fees or other compensation.

“We are elated that the plaintiff has abandoned his claims and filed a motion to dismiss which was granted by the court,” said Dan Reuvers, President and Chief Executive Officer of Tactile Medical. “We have been steadfast in our confidence in our business practices. With this chapter now behind us, we can continue to focus our resources on bringing to market leading therapies and education that enhances the lives of the patients that we serve.”

Tom O’Donnell, Chief Medical Officer added, “Our commitment to professional education and patient training has played an important role in the increasing number of patients seeking and receiving care for their lymphedema and we remain dedicated to these important initiatives.”

With the claims dismissed by the federal judge, Tactile Medical also dismissed its remaining counterclaims. Tactile Medical will look forward to continuing to serve its patients through an industry-leading research and development and a comprehensive patient training program. Tactile Medical is committed to increasing awareness of lymphatic and vascular conditions through support of research and high-quality medical education, partnering with healthcare professionals, and most importantly, serving patients with dignity and care.

About Tactile Medical

Tactile Medical is a leader in developing and marketing at-home therapies for people suffering from underserved, chronic conditions including lymphedema, lipedema, chronic venous insufficiency and chronic pulmonary disease by helping them live better and care for themselves at home. The company collaborates with clinicians to expand clinical evidence, raise awareness, increase access to care, reduce overall healthcare costs and improve the quality of life for tens of thousands of patients each year.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,” “poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, the impacts of the COVID-19 pandemic on the Company’s business, financial condition and results of operations; the course of the COVID-19 pandemic and its impact on general economic, business and market conditions; the Company’s inability to execute on its plans to respond to the COVID-19 pandemic; the adequacy of the Company’s liquidity to pursue its business objectives; the Company’s ability to obtain reimbursement from third party payers for its products; loss or retirement of key executives, including prior to identifying a successor; adverse economic conditions or intense competition; the Company’s ability to effectively integrate the acquisition of the AffloVest product line; loss of a key supplier; entry of new competitors and products; adverse federal, state and local government regulation; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; price increases for supplies and components; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Media and Investor Inquiries:

Mike Piccinino, CFA

Managing Director

ICR Westwicke

investorrelations@tactilemedical.com